Exhibit 23.1	Consent of LaRoche Petroleum Consultants, Ltd.

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We consent to the incorporation by reference in the registration statements on Form S-1, Form S-3 and Form S-8 of Tengasco, Inc. of the references to our name as well as to the references to our third-party report for Tengasco, Inc. which appears in the December 31, 2015 annual report on Form 10-K and/or 10-K/A of Tengasco, Inc.

LAROCHE PETROLEUM CONSULTANTS, LTD.

By:	/s/Stephen W. Daniel
Stephen W. Daniel
Senior Partner

Dallas, Texas
March 29, 2016